Independent Auditors' Consent

     We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement (No. 33-39020) of The 59 Wall Street U.S. Treasury Money Fund (a series of The 59 Wall Street Trust) of our report dated August 11, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 25, 1995